EXHIBIT 21.1
Subsidiaries of Younan Properties, Inc.

Name	Jurisdiction of Formation / Incorporation
3550 North Central Avenue, LLC	Delaware
4041 Central Plaza, LLC	Delaware
5959 Topanga Fund, LLC	Delaware
Younan Properties, L.P.	Maryland
Younan Tower, LLC	Delaware
YP KPMG Centre, GP, LLC	Delaware
YP KPMG Centre Mezz Borrower, LLC	Delaware
YP KPMG Centre Owner, LLC	Delaware
YP KPMG Centre, LP	Delaware
YP Trillium, LLC	California
YPI 1600 Corporate Center, LLC	Delaware
YPI 1700 W. Loop, LLC	Delaware
YPI 200 N. LaSalle, LLC	Delaware
YPI 2323 Shepherd, LLC	Delaware
YPI 4851 LBJ Fund, L.P.	Delaware
YPI 4851 LBJ, G.P., LLC	Delaware
YPI 555 St. Charles Fund, LLC	Delaware
YPI 6688 NCX, LLC	Delaware
YPI 8080 NCX, LLC	Delaware
YPI 9801 Westheimer, LLC	Delaware
YPI Arlington, LLC	Delaware
YPI Bannockburn, LLC	Delaware
YPI Bridgewood I, LLC	Delaware
YPI Bridgewood II, LLC	Delaware
YPI Central Expressway GP, LLC	Delaware
YPI Central Expressway Holding GP, LLC	Delaware
YPI Central Expressway Holding, L.P.	Delaware
YPI Central Expressway Properties, L.P.	Delaware
YPI Embassy Plaza, LLC	Delaware
YPI Energy Square II, LLC	Delaware
YPI Energy Square, LLC	Delaware
YPI Kensington Corporate Center, LLC	Delaware
YPI Lakeside Square, LLC	Delaware
YPI Meridian GP, LLC	Texas
YPI Meridian Partners, L.P.	Texas
YPI Norfolk Tower GP, Inc.	Texas
YPI Norfolk Tower Partners, LP	Texas
YPI North Belt Portfolio, LLC	Delaware
YPI North Central Plaza, LLC	Delaware
YPI One Dallas Centre, LLC	Delaware
YPI Park Central GP, LLC	Delaware
YPI Park Central Holding GP, LLC	Delaware

Name	Jurisdiction of Formation / Incorporation
YPI Park Central Holding, L.P.	Delaware
YPI Park Central Properties, L.P.	Delaware
YPI Thanksgiving Tower Mezz Borrower, LLC	Delaware
YPI Thanksgiving Tower Owner, LLC	Delaware
YPI Two Westlake Park, LLC	Delaware
Younan Services, Inc.	Delaware